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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

NEXTLINK Communications, Inc.                      Jurisdiction of Organization
-----------------------------                      ----------------------------

   NEXTLINK Capital, Inc.                                    Washington

   NEXTLINK Interactive, L.L.C.                              Washington

   NEXTLINK Leasing of Utah, L.L.C.                          Washington

   NEXTLINK Management Services, L.L.C.                      Washington

   NEXTLINK Mindshare, L.L.C.                                Washington

   NEXTLINK Pennsylvania, L.P.                               Washington
      d/b/a Penns Light Communications

   NEXTLINK Ohio, L.L.C.                                     Washington

   NEXTLINK Solutions, L.L.C.                                Washington

   NEXTLINK Tennessee, L.L.C.                                Washington

   NEXTLINK Utah, L.L.C.                                     Washington

   NEXTLINK Washington, L.L.C.                               Washington

   Telecommunications of Nevada, L.L.C.                      Washington